Pennsylvania Commerce Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the
	Three Months Ended
	March 31,
			%
(in thousands, except per share amounts)	2008	2007	Change

Income Statement Data:
Net interest income	$18,583	$13,228	40%
Provision for loan losses	975	480	103
Noninterest income	5,993	5,170	16
Total revenues	24,576	18,398	34
Noninterest operating expenses	18,901	16,490	15
Net income	3,206	1,112	188

Per Common Share Data:
Net income: Basic	$0.50	$0.18	178%
Net income: Diluted	0.49	0.17	188

Book Value	$17.26	$16.76	3%

Weighted average shares outstanding:
Basic	6,327	6,167
Diluted	6,495	6,408

Balance Sheet Data:
Total assets	$1,957,843	$1,898,572	3%
Loans (net)	1,203,231	1,046,445	15
Allowance for loan losses	11,627	9,992	16
Investment securities	555,604	681,719	(18)
Total deposits	1,580,099	1,560,361	1
Core deposits	1,545,575	1,542,432	0
Stockholders' equity	110,336	104,940	5

Capital:
Stockholders' equity to total assets	5.64%	5.53%
Leverage ratio	7.59	7.28
Risk based capital ratios:
Tier 1	9.99	9.98
Total Capital	10.77	10.72

Performance Ratios:
Cost of funds	2.11%	3.41%
Deposit cost of funds	1.43	2.74
Net interest margin	4.07	3.04
Return on average assets	0.66	0.24
Return on average total stockholders' equity	11.39	4.39

Asset Quality:
Net charge-offs to average loans outstanding	0.01%	0.02%
Nonperforming assets to total period-end assets	0.22	0.20
Allowance for loan losses to total period-end loans	0.96	0.95
Allowance for loan losses to nonperforming loans	309	280
Nonperforming assets to capital and reserves	4%	3%

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ending,

	March 2008			December 2007			March 2007
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities
Taxable	$ 616,294	$ 7,927	5.14%	$ 704,586	$ 9,419	5.35%	$ 704,722	$ 9,379	5.32%
Tax-exempt	1,621	25	6.17	1,621	25	6.17	1,619	25	6.18
Total securities	617,915	7,952	5.15	706,207	9,444	5.35	706,341	9,404	5.32
Federal funds sold	0	0	0.00	0	0	0.00	0	0	0.00
Loans receivable
Mortgage and construction	579,577	9,992	6.83	551,255	10,088	7.19	477,667	8,475	7.10
Commercial loans and lines of credit	332,486	5,865	6.98	314,229	6,006	7.48	312,797	6,267	8.01
Consumer	226,889	3,717	6.59	219,970	3,764	6.79	194,354	3,247	6.78
Tax-exempt	56,742	985	6.94	52,612	897	6.82	36,686	610	6.65
Total loans receivable	1,195,694	20,559	6.83	1,138,066	20,755	7.17	1,021,504	18,599	7.30
Total earning assets	$ 1,813,609	$ 28,511	6.26%	$ 1,844,273	$ 30,199	6.47%	$ 1,727,845	$ 28,003	6.49%

Sources of Funds
Interest-bearing deposits
Regular savings	$ 349,976	$ 1,200	1.38%	$ 366,190	$ 1,876	2.03%	$ 377,735	$ 2,491	2.67%
Interest checking and money market	706,625	3,360	1.91	769,826	5,657	2.92	700,697	6,851	3.97
Time deposits	166,221	1,650	3.99	160,271	1,662	4.11	200,642	2,101	4.25
Public funds time	22,920	237	4.16	14,167	173	4.84	19,611	236	4.88
Total interest-bearing deposits	1,245,742	6,447	2.08	1,310,454	9,368	2.84	1,298,685	11,679	3.65
Short-term borrowings	230,749	1,911	3.28	210,947	2,475	4.59	165,250	2,219	5.37
Other borrowed money	50,000	555	4.39	50,000	561	4.39	0	0	0.00
Junior subordinated debt	29,400	661	8.99	29,400	661	8.99	29,400	661	9.00
Total interest-bearing liabilities	1,555,891	9,574	2.46	1,600,801	13,065	3.23	1,493,335	14,559	3.94
Noninterest-bearing funds (net)	257,718			243,472			234,510
Total sources to fund earning assets	$ 1,813,609	$ 9,574	2.11	$ 1,844,273	$ 13,065	2.80	$ 1,727,845	$ 14,559	3.41
Net interest income and margin
on a tax-equivalent basis		$ 18,937	4.15%		$ 17,134	3.67%		$ 13,444	3.08%
Tax-exempt adjustment		354			314			216
Net interest income and margin		$ 18,583	4.07%		$ 16,820	3.60%		$ 13,228	3.04%

Other Balances:
Cash and due from banks	$ 46,913			$ 52,086			$ 48,377
Other assets	89,927			90,652			89,736
Total assets	1,950,449			1,987,011			1,865,958
Demand deposits (noninterest-bearing)	270,345			266,407			262,022
Other liabilities	11,041			8,918			7,902
Stockholders' equity	113,172			110,885			102,699

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	3/31/2008	3/31/2007	Year-ended
(dollar amounts in thousands)	Three Months Ended		12/31/2007

Balance at beginning of period	$10,742	$9,685	$9,685
Provisions charged to operating expense	975	480	1,762
	11,717	10,165	11,447

Recoveries on loans charged-off:
Commercial	124	1	11
Consumer	6	5	53
Real estate	0	8	8
Total recoveries	130	14	72

Loans charged-off:
Commercial	(165)	(176)	(634)
Consumer	(38)	(9)	(69)
Real estate	(17)	(2)	(74)

Total charged-off	(220)	(187)	(777)

Net charge-offs	(90)	(173)	(705)

Balance at end of period	$11,627	$9,992	$10,742

Net charge-offs as a percentage of
average loans outstanding	0.01%	0.02%	0.07%

Allowance for loan losses as a percentage of
period-end loans	0.96%	0.95%	0.93%

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries
Summary of Non-Performing Loans and Assets
(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Nonaccrual loans:
Commercial	$ 1,158	$ 534	$ 997	$ 1,362	$ 945
Consumer	120	57	57	54	19
Real Estate:
Construction	284	385	529	520	394
Mortgage	2,183	1,959	1,767	1,784	2,207
Total nonaccrual loans	3,745	2,935	3,350	3,720	3,565
Loans past due 90 days or more
and still accruing	15	0	0	0	0
Renegotiated loans	0	0	0	0	0
Total non-performing loans	3,760	2,935	3,350	3,720	3,565

Foreclosed real estate	588	489	390	300	300

Total non-performing assets	$ 4,348	$ 3,424	$ 3,740	$ 4,020	$ 3,865

Non-performing loans to total loans	0.31%	0.25%	0.30%	0.34%	0.34%

Non-performing assets to total assets	0.22%	0.17%	0.19%	0.21%	0.20%

Non-performing loan coverage	309%	366%	319%	278%	280%

Allowance for loan losses as a percentage
of total period-end loans	0.96%	0.93%	0.96%	0.96%	0.95%

Non-performing assets / capital reserves	4%	3%	3%	3%	3%